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FOR IMMEDIATE RELEASE

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
Analyst Contact:  William Angus                     Media Contact: Andrea Mace
                  Senior Vice President and CFO                    Director
                  Cymer, Inc.                                      MCA, Inc.
                  Phone: 619/451-7300                              Phone: 650/968-8900
                  Fax: 619/618-3090                                Fax: 650/968-8990
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                    CYMER ANNOUNCES STOCK REPURCHASE PROGRAM

SAN DIEGO, Calif., January 29, 1998-Cymer, Inc. (Nasdaq NM: CYMI), the world's leading supplier of excimer laser illumination sources essential for deep ultraviolet (DUV) photolithography, today announced that its Board of Directors has authorized the Company to repurchase up to $50,000,000 of the company's common stock. The purchases will be made from time to time on the open market or in privately negotiated transactions.

"This new program is further evidence of our strong belief in the intrinsic value of Cymer stock," said Dr. Robert P. Akins, president and chief executive officer of Cymer, "We believe that Cymer stock represents an attractive value at current prices and that it is an excellent investment to make at this time." Shares repurchased will be used in part to fund the Company's stock plans.

Corporate Profile
Cymer, Inc. is the leading provider of excimer laser illumination sources for use in deep ultraviolet (DUV) photolithography systems targeted at the pilot and production segments of the semiconductor manufacturing market.

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